As filed with the Securities and Exchange Commission on March 26, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDWESTONE FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Iowa	42-1206172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

102 South Clinton St.

Iowa City, Iowa 52240

(Address of Principal Executive Offices)

MidWestOne Financial Group, Inc. 2008 Equity Incentive Plan

First Amended and Restated ISB Financial Corp. Stock Option Plan

MidWestOne Financial Group, Inc. 2006 Stock Incentive Plan

Mahaska Investment Company 1998 Stock Incentive Plan

Mahaska Investment Company 1996 Stock Incentive Plan

(Full title of the plan)

Charles N. Funk

President and Chief Executive Officer

MidWestOne Financial Group, Inc.

102 South Clinton St.

Iowa City, Iowa 52240

(Name and address of agent for service)

(319) 356-5800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, $1.00 par value	750,000 shares	$16.10	$12,075,000	$474.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also registers such indeterminate number of additional shares as may be issuable under the Plans in connection with stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the closing price for the registrant’s common stock as reported on the Nasdaq Global Select Market on March 24, 2008.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the MidWestOne Financial Group, Inc. 2008 Equity Incentive Plan, the First Amended and Restated ISB Financial Corp. Stock Option Plan, the MidWestOne Financial Group, Inc. 2006 Stock Incentive Plan, the Mahaska Investment Company 1998 Stock Incentive Plan and the Mahaska Investment Company 1996 Stock Incentive Plan (collectively, the “Plans”) as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously or concurrently filed by MidWestOne Financial Group, Inc. (f/k/a ISB Financial Corp.) (the “Company”) with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Company’s prospectus, dated January 22, 2008, constituting part of the Company’s Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-147628) filed with the Commission pursuant to the Securities Act (the “Prospectus”) specifically incorporating the consolidated financial statements of the Company (referred to as ISB Financial Corp. therein) and specifically excluding the consolidated financial statements of the former MidWestOne Financial Group, Inc. contained therein;

(b)	The Company’s Current Reports on Form 8-K dated January 31, 2008, and March 14, 2008; and

(c)	The description of the Company’s common stock, $1.00 par value per share, contained in the Prospectus under the headings “Summary—Dividend Policy After the Merger; Coordination of Dividends,” “Summary—Differences in the Rights of Shareholders,” “Price Range of Common Stock and Dividend Information,” “Description of ISBF Capital Stock and Comparison of Shareholder Rights” and “Summary of Amendments to ISBF’s Articles of Incorporation and Bylaws.”

All documents subsequently filed by the Company or the Plans with the Commission pursuant to Sections 13(a), 13(c), 14, or

15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus which is a part hereof.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The section of the Prospectus entitled “Description of ISBF Capital Stock and Comparison of Shareholder Rights—Limitations on Director Liability” and “Description of ISBF Capital Stock and Comparison of Shareholder Rights—Indemnification” discloses as follows:

Under the Iowa Business Corporation Act (“IBCA”), the Company must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Company, against reasonable expenses incurred by the director in connection with the proceeding.

Under the Company’s amended and restated articles of incorporation, the Company will indemnify and advance expenses to any director or officer of the Company who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including grand jury proceedings, by reason of the fact that such person is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a member, director, trustee, officer, partner, employee or agent of another corporation or entity, against reasonable costs, expenses, attorney’s fees, judgments, fines, penalties and amounts reasonably paid in settlement to the extent actually incurred by such person in connection with the claim, action, suit or proceeding, or in connection with an appeal thereof, to the full extent of and in a manner consistent with and limited by the IBCA. Entitlement to indemnification is conditioned upon the Company being afforded the opportunity to participate directly on behalf of such officer or director in the claim, action, suit or proceeding or any settlement discussions relating thereto.

Under the IBCA, the Company may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation (except to the extent of the reasonable expenses incurred by the director or officer in the proceeding) or where the director or officer received an improper financial benefit. Additionally, the Company may not indemnify an officer in connection with any proceeding for liability arising out of conduct that constitutes an intentional infliction of harm on the Company or its shareholders, or an intentional violation of criminal law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company also carries directors’ and officers’ liability insurance in the amount of $9 million.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iowa City, State of Iowa, on March 26, 2008.

MIDWESTONE FINANCIAL GROUP, INC.

By:	/s/ CHARLES N. FUNK
Charles N. Funk
President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Charles N. Funk and David A. Meinert, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on March 26, 2008.

Signature and Name		Title

By:	/s/ CHARLES N. FUNK	Director; President and Chief Executive Officer (principal executive officer)
Charles N. Funk

By:	/s/ DAVID A. MEINERT	Director; Executive Vice President—Chief Financial Officer and Treasurer (principal financial and accounting officer)
David A. Meinert

By:	/s/ W. RICHARD SUMMERWILL	Chairman of the Board of Directors
W. Richard Summerwill

By:	/s/ CHARLES S. HOWARD	Vice Chairman of the Board of Directors
Charles S. Howard

By:	/s/ RICHARD R. DONOHUE	Director
Richard R. Donohue

By:	/s/ DONNA M. KATEN-BAHENSKY	Director
Donna M. Katen-Bahensky

By:	/s/ JOHN S. KOZA	Director
John S. Koza

By:	/S/ KEVIN W. MONSON	Director
Kevin W. Monson

By:	/S/ JAMES G. WAKE	Director
James G. Wake

By:	/S/ STEPHEN L. WEST	Director
Stephen L. West

By:	/S/ ROBERT D. WERSEN	Director
Robert D. Wersen

By:	/S/ R. SCOTT ZAISER	Director
R. Scott Zaiser

MIDWESTONE FINANCIAL GROUP, INC.

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit No.	Description	Incorporated Herein by Reference to	Filed Herewith
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP		X

10.1	MidWestOne Financial Group, Inc. (f/k/a ISB Financial Corp.) 2008 Equity Incentive Plan	Appendix F of ISB Financial Corp.’s prospectus, dated January 22, 2008, constituting part of the Company’s Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-147628) filed with the SEC on January 22, 2008.

10.2	First Amended and Restated ISB Financial Corp. Stock Option Plan	Exhibit 10.18 of ISB Financial Corp.’s Amendment No. 1 to Registration Statement on Form S-4/A (File No. 333-147628) filed with the SEC on January 14, 2008.

10.3	MidWestOne Financial Group, Inc. 2006 Stock Incentive Plan	MidWestOne Financial Group Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2006.

10.4	Mahaska Investment Company 1998 Stock Incentive Plan	Exhibit 10.2.3 of MidWestOne Financial Group, Inc.’s Form 10-K for the year ended December 31, 1997.

10.4	Mahaska Investment Company 1996 Stock Incentive Plan	Exhibit 10.2.2 of MidWestOne Financial Group, Inc.’s Form 10-K for the year ended December 31, 1996.

23.1	Consent of McGladrey & Pullen LLP		X

23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP		Included in Exhibit 5.1

24.1	Power of Attorney		Included on Signature Page to this Registration Statement